Exhibit 99.1

KIPS BAY MEDICAL ANNOUNCES THE FIRST PATIENT

ENROLLMENT IN ITS U.S. CLINICAL FEASIBILITY

TRIAL IN EUROPE

Minneapolis, MN, September 10, 2012 (BUSINESS WIRE)—Manny Villafaña, Chairman and CEO of Kips Bay Medical Inc. (NASDAQ:KIPS) announced that on August 31, 2012, the first patient was enrolled in the Kips Bay Medical eMESH I clinical feasibility trial at the Bern University Hospital, Bern, Switzerland, by Lars Englberger, MD, Senior Consultant Cardiac Surgeon who stated, “The patient had a smooth and uneventful implant of an eSVS® Mesh graft and is doing very well after quadruple bypass surgery. I am looking forward to the results of this well-designed, randomized, multicenter study of the eSVS Mesh.”  Dr. Englberger further commented, “I think that the eSVS Mesh® will be a very valuable tool to increase mid- and long-term patency of saphenous vein grafts, further improving clinical outcomes of patients undergoing CABG surgery by lowering the need for coronary re-interventions.”

The eMESH I clinical feasibility trial is a multi-center, randomized study of external saphenous vein support using Kips Bay Medical’s eSVS Mesh in CABG Surgery. The objective of this study is to demonstrate the initial safety and performance of the eSVS Mesh for use as an external saphenous vein graft (“SVG”) support device during coronary artery bypass (“CABG”) procedures sufficient to allow the FDA to approve an IDE for a pivotal study in the U.S. The Company expects to enroll up to 120 patients at eight European sites.

Kips Bay Medical continues to pursue an approval from the U.S. FDA to include four U.S. hospitals in the eMESH I clinical feasibility trial.  As previously announced, the Company is gathering additional information on the preclinical design testing of the eSVS Mesh requested by the FDA and will provide this information to the FDA in a soon-to-be filed amended IDE Application.  If the FDA approves the amended IDE Application, U.S. physicians will then be allowed to begin enrolling patients.  Kips Bay Medical has already contacted prominent U.S. heart centers that are taking steps to secure the internal approvals of their institutional review boards and administrations to participate in the study.

About Bern University Hospital, Bern, Switzerland

The Inselspital or Bern University Hospital was founded in 1354 when Anna Seiler ordered in her testament the establishment of a hospital that should continue “always and forever”.  Over 650 years later the Inselspital is one of the largest tertiary, full service, health care facilities in Switzerland with a staff exceeding 7,100 members that serve 50,000 inpatients and 263,000 outpatients each year. Our core mission is to ensure the continuation of our long history through the ambitious pursuit to be the best while remaining considerate of our patients and employees.

About Kips Bay Medical

Kips Bay Medical, Inc., founded in 2007 and headquartered in Minneapolis, Minnesota, is a medical device company focused on manufacturing and commercializing its external saphenous vein support technology, or eSVS MESH, for use in coronary artery bypass grafting surgery. The eSVS MESH is a nitinol mesh sleeve that, when placed over a saphenous vein graft during CABG surgery, is designed to improve the structural characteristics and long-term performance of the saphenous vein graft. The eSVS Mesh has CE mark and is currently being sold in six countries. The Company estimates that since the beginning of its International Clinical Trial, over 400 eSVS MESH devices have been implanted worldwide.  Additional information about Kips Bay Medical, Inc. can be found at www.KipsBayMedical.com.

Safe Harbor

Certain statements in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are provided under the protection of the safe harbor for forward-looking statements provided by that Act.  Statements in this release regarding the eSVS Mesh as a tool to improve clinical outcomes, the expected enrollment in the feasibility trial, the soon-to-be filed IDE Application and the potential FDA approval of that IDE Application are forward-looking statements.  These forward-looking statements involve risks and uncertainties which could cause results to differ materially from those projected, including but not limited to the risks detailed from time to time in Kip Bay Medical’s SEC reports, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. Kips Bay Medical encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release.

Contact:

Kips Bay Medical, Inc.

Manny Villafaña, Chairman and Chief Executive Officer, +1-763-235-3540

Email: Manny.Villafana@KipsBayMedical.com

or

Scott Kellen, Chief Operating Officer and Chief Financial Officer,  +1-763-235-3540

Email:           Scott.Kellen@KipsBayMedical.com